UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)
None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE
In connection with our Annual Meeting of Stockholders to be held on May 23, 2007, Hanmi Financial Corporation sent the following letter to Fidelity Investments, an institutional stockholder of Hanmi common stock, on May 18, 2007. Such letter outlines recommendations that Hanmi’s senior management will make to our board of directors at their next regularly scheduled meeting regarding the proposed Hanmi Financial Corporation 2007 Equity Compensation Plan. A copy of the Hanmi Financial Corporation 2007 Equity Compensation Plan, as currently proposed for approval at our Annual Meeting, can be found by reference to Exhibit 1 to our 2007 Proxy Statement filed on April 20, 2007 (Commission File No. 000-30421).
COMPANY LETTER
May 18, 2007
Joe Vitelli
Investment Proxy Research
Fidelity Investments
One Spartan Way TS1E
Merrimack, NH 03054

Re:	Hanmi Financial Corporation — Board Recommendation on Changes to the 2007 Equity Incentive Plan
Dear Mr. Vitelli:
     Per our conversation regarding Fidelity’s stock compensation guidelines, senior management of Hanmi Financial Corporation (the “Company”) agrees to recommend to the Board of Directors (the “Board”) of the Company additional limitations to our 2007 Equity Incentive Plan (the “Plan”). Specifically, at the Board’s next regularly scheduled meeting, senior management will recommend the following changes to the Plan:
     1. Section 3 of the Plan, entitled “Administration” shall be amended to provide that all non-employee awards be administered by an independent committee of the Board.
     2. Section 7 and 8 of the Plan, regarding the award of Restricted Stock, Performance Shares and Performance Units shall be amended to provide that the restriction periods applicable to these awards shall not be (a) less than one year for performance-based awards and (b) less than three years from the date of grant for time-based vesting of grants.
     3. Section 7.5 of the Plan shall be amended to eliminate the Administrators power to accelerate the time at which any restrictions may lapse except in the cases of death, disability or retirement of the Participant or a change in control of the Company.
     In addition to the above recommendations, senior management will also recommend that the shares available for grant under the plan be reduced to 3,000,000 from 5,000,000 to comply with the cap on potential “shareholder value transfer” that has been recommended by Institutional Investor Services (“ISS”). In addition, in accordance with ISS’s analysis of the Plan, senior management will recommend to the Board the Plan be amended to require shareholder approval of any proposed option re-pricing.
     The above management recommendations will be made following conversations with Fidelity and other Company shareholders in order to obtain Fidelity’s support for the Plan at the Company’s upcoming Annual Meeting of the Stockholders on May 23, 2007. We sincerely appreciate your support as a stockholder of Hanmi Financial Corporation and we hope to see you at our annual meeting on May 23, 2007.

Very truly yours,
/s/ Michael J. Winiarski

Michael J. Winiarski
Senior Vice President and Chief Financial Officer Hanmi Financial Corporation